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                                                                 EXHIBIT (a)(5)

                                INFOSPACE, INC.
                    VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                           NOTICE TO CHANGE ELECTION
                             FROM ACCEPT TO REJECT

   I previously received a copy of the Offer to Exchange, the memorandum from Naveen Jain dated January 15, 2002, my exchange offer summary statement no later than January 17, 2002, and an Election Form. I signed and returned the Election Form in which I elected to accept InfoSpace, Inc.'s ("InfoSpace") offer to exchange some or all of my options (the "Offer"). I now wish to change that election and reject the Offer. I understand that by signing this Notice and delivering it to Stock Administration, Attn: Brent Satterlee for receipt by 9:00 p.m. Pacific Time on February 15, 2002, I will be able to withdraw my acceptance of the Offer and reject the Offer instead.

   I understand that in order to reject the Offer, I must sign, date and deliver this notice via fax (fax # (425) 201-6185), mail or hand delivery to InfoSpace, Inc., Stock Administration, Attn: Brent Satterlee,
601 108/th/ Avenue NE, Suite 1200, Bellevue, Washington 98004 for receipt by 9:00 p.m. Pacific Time on February 15, 2002.

   I understand that by rejecting the Offer to exchange options, I will not receive any new options pursuant to the Offer and I will keep the options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between InfoSpace and me.

   I understand that I may change this election, and once again accept the Offer, by submitting a new Election Form to InfoSpace, Inc., Stock Administration, Attn: Brent Satterlee, 601 108/th/ Avenue NE, Suite 1200, Bellevue, Washington 98004 via fax (fax # (425) 201-6185), mail or hand delivery for receipt by 9:00 p.m. Pacific Time on February 15, 2002.

   I have read and followed the Instructions attached to this Notice and by signing this Notice I understand that I am bound by the additional terms and conditions set forth in the Instructions attached hereto.

   I have signed this Notice and printed my name exactly as it appears on the Election Form.

   I do not accept the Offer to exchange any options.

   ____________________________    ______________________________________
   Employee Signature              Social Security Number/Tax File Number

   ____________________________    ______________________________________
   Employee Name (Please Print)    Date and Time

   ____________________________
   Home or Work Address

             RETURN TO STOCK ADMINISTRATION, ATTN: BRENT SATTERLEE
           NO LATER THAN 9:00 P.M. PACIFIC TIME ON FEBRUARY 15, 2002
               VIA FAX AT (425) 201-6185, MAIL OR HAND DELIVERY

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                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

   1.  Delivery of Notice to Change Election From Accept to Reject.

   A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a faxed copy of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by InfoSpace, Inc., Stock Administration, Attn: Brent Satterlee, 601 108/th/ Avenue NE, Suite 1200, Bellevue, Washington 98004 either via mail, hand delivery or fax (fax # (425) 201-6185) by 9:00 p.m. Pacific Time on February 15, 2002 (the "Expiration Date").

   The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by InfoSpace at the address or fax number listed above. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Notice to Change Election From Accept to Reject within three business days prior to the expiration of the Offer; if you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice to Change Election From Accept to Reject has been received by us.

   Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by InfoSpace beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form (or a faxed copy of the Election Form) with the required information to InfoSpace, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

   Although it is our intent to send you a confirmation of receipt of this Notice to Change Election From Accept to Reject, by signing this Notice to Change Election From Accept to Reject (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

   2.  Signatures on This Notice to Change Election From Accept to Reject.

   If this Notice to Change Election From Accept to Reject is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

   If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity for the holder of the options, that person should so indicate when signing, and proper evidence satisfactory to InfoSpace of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.

   3.  Other Information on This Notice to Change Election From Accept to
Reject.

   In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include a home or work address and your identification number, such as your social security number or tax identification number.

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   4.  Requests for Assistance or Additional Copies.

   Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject should be directed to Brent Satterlee at InfoSpace's principal address, telephone number (425) 709-8008, or e-mail address eo@infospace.com.

   5.  Irregularities.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by InfoSpace in its sole discretion. InfoSpace's determinations shall be final and binding on all parties. InfoSpace reserves the right to reject any or all Notices to Change Election From Accept to Reject that InfoSpace determines not to be in proper form or the acceptance of which may, in the opinion of InfoSpace's counsel, be unlawful. InfoSpace also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and InfoSpace's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as InfoSpace shall determine. Neither InfoSpace nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

   6.  Additional Documents to Read.

   You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, your exchange offer summary statement which you received no later than January 17, 2002, and the memorandum from Naveen Jain dated January 15, 2002 before making any decisions regarding whether to participate in, or withdraw from, the Offer.

   7.  Important Tax Information.

   You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information.

   Important: The Notice to Change Election From Accept to Reject (or a faxed copy of it) together with all other required documents must be received by InfoSpace, on or before the Expiration Date.